PHILADELPHIA CONSOLIDATED HOLDING CORP.
YEAR END AND FOURTH QUARTER RESULTS
DECEMBER 31, 2005
FEBRUARY 7, 2006 PRESS RELEASE
Bala Cynwyd, PA — Philadelphia Consolidated Holding Corp. (PHLY-NASDAQ) today reported net income for the year ended December 31, 2005 increased 87.2% to $156.7 million ($6.43 diluted earnings per share and $6.86 basic earnings per share) from $83.7 million ($3.59 diluted earnings per share and $3.78 basic earnings per share) for the year ended December 31, 2004. After-tax net realized investment gains were $6.2 million for the year ended December 31, 2005 ($0.26 diluted earnings per share) vs. $0.5 million ($0.02 diluted earnings per share) for the year ended December 31, 2004. Gross written premiums increased 8.0% to $1,264.9 million from $1,171.3 million for the year ended December 31, 2004, and the combined ratio for the year was 78.6% versus 89.6% for the year ended December 31, 2004. The Company’s book value per share at December 31, 2005 increased 22.3% to $35.36 from $28.92 at December 31, 2004.
Financial results for the year 2005 included:
•	A $25.7 million goodwill impairment loss ($1.06 diluted loss per share) related to the Company’s personal lines segment. This loss, which is the same on a pre-tax and after-tax basis, resulted from the Company’s annual evaluation of the carrying value of goodwill.

•	A $29.9 million pre-tax ($19.4 million after-tax, or $0.80 diluted earnings per share) benefit due to a decrease in net unpaid loss and loss adjustment expenses due to favorable development in prior years’ claims emergence.

•	$24.7 million of pre-tax ($16.1 million after-tax, or $0.66 diluted loss per share) hurricane catastrophe losses, and $3.9 million of pre-tax ($2.5 million after-tax, or $0.10 diluted loss per share) accelerated and reinstatement reinsurance premiums as a result of Hurricanes Dennis, Katrina, Rita and Wilma.

•	A $6.3 million pre-tax ($4.1 million after-tax, or $0.17 diluted loss per share) charge related to assessments from Citizens Property Insurance Corporation, which was created by the State of Florida to provide insurance to property owners unable to obtain coverage in the private insurance market. These assessments are expected to be recouped through future insurance policy surcharges to Florida insureds.

•	A net decrease of $143.8 million in gross written premiums due to Company underwriting factors and policyholders’ decisions to self-insure, primarily in the mobile homeowners and certain commercial automobile and professional liability products.
Net income for the quarter ended December 31, 2005 decreased 10.7% to $28.9 million ($1.17 diluted and $1.26 basic earnings per share) from $32.4 million ($1.38 diluted and $1.45 basic earnings per share) for the quarter ended December 31, 2004. Net income for the quarter ended December 31, 2005 included $1.7 million ($0.07 diluted loss per share) of after-tax net realized

Press Release
February 7, 2006

investment losses versus $0.1 million ($0.00 diluted loss per share) for the quarter ended December 31, 2004. Gross written premiums increased 13.2% to $306.9 million from $271.1 million in the fourth quarter of 2004, and the combined ratio for the quarter was 74.2% vs. 83.0% for the quarter ended December 31, 2004.
Financial results for the fourth quarter of 2005 included:
•	A $25.7 million goodwill impairment loss ($1.04 diluted loss per share) related to the Company’s personal lines segment. This loss, which is the same on a pre-tax and after-tax basis, resulted from the Company’s annual evaluation of the carrying value of goodwill.
•	A $15.2 million pre-tax ($9.9 million after-tax, or $0.40 diluted earnings per share) benefit due to a decrease in net unpaid loss and loss adjustment expenses due to favorable development in prior years’ claims emergence.
•	A $10.2 million pre-tax ($6.6 million after-tax, or $0.27 diluted earnings per share) benefit from the re-evaluation of the current accident year loss ratios (excluding catastrophe losses) based on the favorable development observed in the prior years claims emergence.
•	$7.7 million of pre-tax ($5.0 million after-tax, or $0.20 diluted loss per share) hurricane catastrophe losses, and $2.5 million of pre-tax ($1.6 million after-tax, or $0.06 diluted loss per share) accelerated and reinstatement reinsurance premiums as a result of Hurricanes Dennis, Katrina, Rita and Wilma.
•	A $2.8 million pre-tax ($1.8 million after-tax, or $0.07 diluted loss per share) charge related to assessments from Citizens Property Insurance Corporation, which was created by the State of Florida to provide insurance to property owners unable to obtain coverage in the private insurance market. These assessments are expected to be recouped through future insurance policy surcharges to Florida insureds.
•	A net decrease of $30.1 million in gross written premiums due to Company underwriting factors and policyholders’ decisions to self-insure, primarily in the mobile homeowners and certain commercial automobile and professional liability products.
James J. Maguire, Jr. CEO said,
“I am pleased with the outstanding underwriting results posted by our core product lines. Our combined ratio of 74.2% in the quarter demonstrates that we possess superior underwriting capability, and that we have a differentiated process to support our efforts for sustaining continued, profitable growth. Our Florida personal lines operation performed admirably through the unprecedented hurricane activity over the past two years. However, based upon our annual goodwill impairment analysis, it was necessary to adjust the carrying value of this operation based on the changes in the business environment and the impact on our operations due to the recent and forecasted weather patterns in Florida. I remain optimistic that we should continue to achieve superior results through consistent application of our core values of responsible risk selection and appropriate pricing.”

Press Release
February 7, 2006

The Company will hold its quarterly conference call to discuss year end and fourth quarter 2005 results today at 3:00 PM EST. The call is being web cast and may be accessed at the Company’s web site at www.phly.com. The dial-in phone number for the conference call is (800) 915-4836.
Forward-Looking Information
This release may contain forward-looking statements that are based on management’s estimates, assumptions and projections. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, the Company provides the following cautionary remarks regarding important factors which, among others, could cause the Company’s actual results and experience to differ materially from the anticipated results or other expectations expressed in the Company’s forward-looking statements. The risks and uncertainties that may affect the operations, performance, development, results of the Company’s business, and the other matters referred to above include, but are not limited to: (i) changes in the business environment in which the Company operates, including inflation and interest rates; (ii) changes in taxes, governmental laws, and regulations; (iii) competitive product and pricing activity; (iv) difficulties of managing growth profitably; (v) claims development and the adequacy of the Company’s liability for unpaid loss and loss adjustment expenses; (vi) severity of natural disasters and other catastrophe losses; (vii) adequacy of reinsurance coverage which may be obtained by the Company; (viii) ability and willingness of the Company’s reinsurers to pay; (ix) future terrorist attacks; (x) the outcome of the Securities and Exchange Commission’s industry-wide investigation relating to the use of non-traditional insurance products, including finite risk reinsurance arrangements; and (xi) the outcome of industry-wide investigations being conducted by various insurance departments, attorneys-general and other authorities relating to the use of contingent commission arrangements. The Company does not intend to publicly update any forward looking statement, except as may be required by law.
Philadelphia Insurance Companies is a specialty niche Company which markets and underwrites property and casualty insurance products through 38 proprietary underwriting offices across the U.S. of A. For more information about our Company or to review our 2004 annual report, visit our web site at www.phly.com.

PHILADELPHIA CONSOLIDATED HOLDING CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT SHARE DATA)

	As of December 31,
	2005	2004
ASSETS
INVESTMENTS:
FIXED MATURITIES AVAILABLE FOR SALE AT MARKET (AMORTIZED COST $1,778,215 AND $1,287,094)	$1,761,530	$1,299,704
EQUITY SECURITIES AT MARKET (COST $160,926 AND $110,601)	173,455	128,447

TOTAL INVESTMENTS	1,934,985	1,428,151

CASH AND CASH EQUIVALENTS	74,385	195,496
ACCRUED INVESTMENT INCOME	18,095	13,475
PREMIUMS RECEIVABLE	286,778	229,502
PREPAID REINSURANCE PREMIUMS AND REINSURANCE RECEIVABLES	396,248	429,850
DEFERRED INCOME TAXES	31,893	14,396
DEFERRED ACQUISITION COSTS	129,486	91,647
PROPERTY AND EQUIPMENT, NET	23,886	21,281
GOODWILL	—	25,724
OTHER ASSETS	32,070	36,134

TOTAL ASSETS	$2,927,826	$2,485,656

LIABILITIES AND SHAREHOLDERS’ EQUITY
POLICY LIABILITIES AND ACCRUALS:
UNPAID LOSS AND LOSS ADJUSTMENT EXPENSES	$1,245,763	$996,667
UNEARNED PREMIUMS	631,468	531,849

TOTAL POLICY LIABILITIES AND ACCRUALS	1,877,231	1,528,516
FUNDS HELD PAYABLE TO REINSURER	39,221	131,119
LOANS PAYABLE	—	33,406
PREMIUMS PAYABLE	58,839	48,111
OTHER LIABILITIES	136,039	100,347

TOTAL LIABILITIES	2,111,330	1,841,499

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:
PREFERRED STOCK, $.01 PAR VALUE, 10,000,000 SHARES AUTHORIZED, NONE ISSUED AND OUTSTANDING
COMMON STOCK, NO PAR VALUE, 100,000,000 SHARES AUTHORIZED, 23,088,672 AND 22,273,917 SHARES ISSUED AND OUTSTANDING	336,277	292,856
NOTES RECEIVABLE FROM SHAREHOLDERS	(7,217)	(5,465)
RESTRICTED STOCK DEFERRED COMPENSATION COST	(3,520)	—
ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)	(2,702)	19,796
RETAINED EARNINGS	493,658	336,970

TOTAL SHAREHOLDERS’ EQUITY	816,496	644,157

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,927,826	$2,485,656

PHILADELPHIA CONSOLIDATED HOLDING CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	For the Three Months		For the Years
	Ended December 31,		Ended December 31,
	2005	2004	2005	2004
REVENUE:
NET EARNED PREMIUMS	$261,986	$221,418	$976,647	$770,248
NET INVESTMENT INCOME	17,866	11,821	63,709	43,490
NET REALIZED INVESTMENT GAIN (LOSS)	(2,582)	(224)	9,609	761
OTHER INCOME	84	1,427	1,464	4,357

TOTAL REVENUE	277,354	234,442	1,051,429	818,856

LOSSES AND EXPENSES:
LOSS AND LOSS ADJUSTMENT EXPENSES	252,595	205,172	711,706	1,232,645
NET REINSURANCE RECOVERIES	(132,721)	(80,386)	(207,700)	(756,530)

NET LOSS AND LOSS ADJUSTMENT EXPENSES	119,874	124,786	504,006	476,115
ACQUISITION COSTS AND OTHER UNDERWRITING EXPENSES	74,443	58,880	263,759	214,369
OTHER OPERATING EXPENSES	2,033	3,354	17,124	9,439
GOODWILL IMPAIRMENT LOSS	25,724	—	25,724	—

TOTAL LOSSES AND EXPENSES	222,074	187,020	810,613	699,923

INCOME BEFORE INCOME TAXES	55,280	47,422	240,816	118,933

INCOME TAX EXPENSE (BENEFIT):
CURRENT	22,106	8,936	89,510	33,158
DEFERRED	4,287	6,135	(5,382)	2,092

TOTAL INCOME TAX EXPENSE	26,393	15,071	84,128	35,250

NET INCOME	$28,887	$32,351	$156,688	$83,683

PER AVERAGE SHARE DATA:
BASIC EARNINGS PER SHARE	$1.26	$1.45	$6.86	$3.78

DILUTED EARNINGS PER SHARE	$1.17	$1.38	$6.43	$3.59

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING	23,013,860	22,257,090	22,850,524	22,154,820
WEIGHTED-AVERAGE SHARE EQUIVALENTS OUTSTANDING	1,641,714	1,258,771	1,511,269	1,152,033

WEIGHTED-AVERAGE SHARES AND SHARE EQUIVALENTS OUTSTANDING	24,655,574	23,515,861	24,361,793	23,306,853